                                                                 Exhibit 23.3

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Cornerstone Propane Partners, L.P. of our report dated August 8, 1997 relating to the consolidated financial statements of CGI Holdings, Inc., which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Cornerstone Propane Partners, L.P. of our report dated August 8, 1997 relating to the consolidated financial statements of CGI Holdings, Inc. appearing in Cornerstone Propane Partners, L.P.'s Annual Report on Form 10-K for the year ended June 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
-------------------------
 PRICE WATERHOUSE LLP

San Francisco, California

December 31, 1997